UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

___________

PARKWAY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

Parkway Acquisition Corp. (the “Company”) held its annual meeting of shareholders on June 15, 2021 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company (i) elected fourteen directors to serve for one-year terms and (ii) ratified the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2021.  The voting results for each proposal are as follows:

1.	To elect fourteen directors to serve for terms of one year each expiring at the 2022 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Votes
Thomas M. Jackson, Jr.	3,009,143	33,099	1,042,803
James W. Shortt	2,976,855	65,387	1,042,803
Jacky K. Anderson	2,947,315	94,927	1,042,803
J. Howard Conduff, Jr.	2,889,033	153,209	1,042,803
Blake M. Edwards, Jr.	2,969,497	72,745	1,042,803
Bryan L. Edwards	3,014,293	27,949	1,042,803
T. Mauyer Gallimore	2,939,584	102,658	1,042,803
A. Melissa Gentry	2,972,821	69,421	1,042,803
R. Devereux Jarratt	2,935,412	106,830	1,042,803
Theresa S. Lazo	3,008,929	33,313	1,042,803
W. David McNeill	2,979,132	63,110	1,042,803
Frank A. Stewart	2,973,132	69,110	1,042,803
John Michael Turman	2,984,401	57,841	1,042,803
J. David Vaughan	3,011,493	30,749	1,042,803

2.	To ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2021:

For	Against	Abstain
4,022,904	55,052	7,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY ACQUISITION CORP.
(Registrant)

Date: June 17, 2021	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer